Exhibit 99.1
Retail Ventures, Inc. Reports Second Quarter Operating Results
Columbus, Ohio, September 10, 2009 /PRNewswire/ — Retail Ventures, Inc. (NYSE: RVI) today announced its consolidated financial results for the second quarter ended August 1, 2009.
On April 21, 2009, Retail Ventures sold all of the outstanding capital stock of Filene’s Basement to FB II Acquisition Corp., a newly formed entity owned by Buxbaum Holdings, Inc. On May 4, 2009, Filene’s Basement filed for bankruptcy protection.
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The loss from continuing operations for the quarter ended August 1, 2009 was $4.4 million on net sales of $369.5 million, compared to income from continuing operations of $25.8 million on net sales of $357.2 million for the quarter ended August 2, 2008. DSW same store sales decreased 2.9% during the second quarter of fiscal 2009 versus a decrease of 6.9% last year.

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Diluted loss per share from continuing operations attributable to Retail Ventures, Inc. common shareholders was $0.15 for the quarter ended August 1, 2009 compared with diluted earnings per share from continuing operations attributable to Retail Ventures, Inc. common shareholders of $0.45 per share last year.

The Company believes that the non-cash accounting charge associated with the change in fair value of derivative instruments is not directly related to its retail operations and is therefore providing supplemental adjusted results that exclude this item. This non-GAAP financial measure should facilitate analysis by investors and others who follow the Company’s financial performance. A reconciliation of non-GAAP results follows:

	Fiscal Quarter Ended
	August 1,	August 2,
	2009	2008
	(dollars in thousands)
Operating (loss) profit:
Non-GAAP operating profit	$7,988	$17,679
Change in fair value of derivatives	(8,689)	16,733

GAAP operating (loss) profit	$(701)	$34,412

(Loss) income from continuing operations attributable to Retail Ventures, Inc. common shareholders:
Non-GAAP income from continuing operations	$1,510	$5,135
Change in fair value of derivatives	(8,689)	16,733

GAAP (loss) income from continuing operations, net of tax	$(7,179)	$21,868

Diluted (loss) income per share from continuing operations attributable to Retail Ventures, Inc. common shareholders:
Non-GAAP diluted income per share	$0.03	$0.11
Change in fair value of derivatives	(0.18)	0.34

GAAP diluted (loss) income per share from continuing operations	$(0.15)	$0.45

Retail Ventures, Inc. is a leading off-price retailer operating, as of August 1, 2009, 306 DSW shoe stores in 39 states. DSW also supplies shoes, under supply arrangements, to 358 locations for other retailers in the United States and operates dsw.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that could cause our future financial performance in fiscal 2009 and beyond to differ materially from those expressed or implied in any such forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of the Company’s latest quarterly or annual report, as filed with the SEC. These factors include, but are not limited to: our ability to manage and enhance liquidity; DSW’s success in opening and operating new stores on a timely and profitable basis; continuation of DSW’s supply agreements and the financial condition of its leased business partners; maintaining good relationships with our vendors; our ability to anticipate and respond to fashion trends; fluctuation of our comparable store sales and quarterly financial performance; the realization of our bankruptcy claims related to Filene’s Basement and Value City Department Stores; the impact of the disposition of Filene’s Basement and of a majority interest in Value City and the reliance on remaining subsidiaries to pay indebtedness and intercompany service obligations; the risk of Value City and Filene’s Basement not paying us or their creditors, for which Retail Ventures may have some liability; the impact of Value City and Filene’s Basement on our liquidity; disruption of our distribution operations; our dependence on DSW for key services; failure to retain our key executives or attract qualified new personnel; our competitiveness with respect to style, price, brand availability and customer service; declining general economic conditions; risks inherent to international trade with countries that are major manufacturers of footwear; the success of dsw.com; lease of an office facility; liquidity and investment risks related to our investments; and DSW’s ability to secure additional credit upon the termination of its existing credit facility. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company’s latest annual or quarterly report, as filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.
SOURCE: Retail Ventures, Inc.

Contact: Jim McGrady, Chief Financial Officer — (614) 238-4105

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	August 1,	January 31,
	2009	2009
ASSETS
Cash and equivalents	$58,972	$94,308
Restricted cash		261
Short-term investments, net	139,687	101,404
Accounts receivable, net	6,534	7,474
Inventories	264,295	244,008
Prepaid expenses and other current assets	23,418	27,249
Deferred income taxes	26,598	22,243
Current assets held for sale		66,678

Total current assets	519,504	563,625

Property and equipment, net	223,187	236,355
Goodwill	25,899	25,899
Tradenames and other intangibles, net	3,241	3,668
Conversion feature of long-term debt	68,568	77,761
Deferred income taxes		805
Other assets	5,017	6,856
Non-current assets held for sale		38,793

Total assets	$845,416	$953,762

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$104,429	$96,213
Accrued expenses	78,340	77,064
Warrant liability	7,184	6,292
Current maturities of long-term obligations		250
Current liabilities held for sale		76,030

Total current liabilities	189,953	255,849

Long-term obligations, net of current maturities	128,643	127,576
Other noncurrent liabilities	117,994	109,290
Deferred income taxes	24,524	29,806
Noncurrent liabilities held for sale		36,055

Total Retail Ventures’ shareholder’s equity	204,392	222,614
Noncontrolling interests	179,910	172,572

Total shareholders’ equity	384,302	395,186

Total liabilities and shareholders’ equity	$845,416	$953,762

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three months ended		Six months ended
	August 1,	August 2,	August 1,	August 2,
	2009	2008	2009	2008
Net sales	$369,490	$357,175	$755,336	$723,439
Cost of sales	(210,267)	(198,515)	(427,867)	(409,613)

Gross profit	159,223	158,660	327,469	313,826
Selling, general and administrative expenses	(151,235)	(140,981)	(366,169)	(280,141)
Change in fair value of derivative instruments	(8,689)	16,733	(10,077)	53,901

Operating (loss) profit	(701)	34,412	(48,777)	87,586
Interest expense, net	(2,433)	(974)	(5,177)	(1,617)
Non-operating income, net	528		133

(Loss) income from continuing operations before income taxes	(2,606)	33,438	(53,821)	85,969
Income tax expense	(1,763)	(7,616)	(2,429)	(14,238)

(Loss) income from continuing operations	(4,369)	25,822	(56,250)	71,731
Income (loss) from discontinued operations, net of tax	23,332	(4,134)	33,990	(17,086)

Net income (loss)	18,963	21,688	(22,260)	54,645
Less: net income attributable to the noncontrolling interests	(2,810)	(3,954)	(5,459)	(7,760)

Net income (loss) attributable to Retail Ventures, Inc.	$16,153	$17,734	$(27,719)	$46,885

Basic and diluted earnings (loss) per share:
Basic (loss) earnings per share from continuing operations attributable to Retail Ventures, Inc. common shareholders	$(0.15)	$0.45	$(1.26)	$1.31
Diluted (loss) earnings per share from continuing operations attributable to Retail Ventures, Inc. common shareholders	$(0.15)	$0.45	$(1.26)	$1.27
Basic earnings (loss) per share from discontinued operations attributable to Retail Ventures, Inc. common shareholders	$0.48	$(0.08)	$0.70	$(0.35)
Diluted earnings (loss) per share from discontinued operations attributable to Retail Ventures, Inc. common shareholders	$0.48	$(0.08)	$0.70	$(0.34)
Basic earnings (loss) per share attributable to Retail Ventures, Inc. common shareholders	$0.33	$0.36	$(0.57)	$0.96
Diluted earnings (loss) per share attributable to Retail Ventures, Inc. common shareholders	$0.33	$0.36	$(0.57)	$0.93

Shares used in per share calculations:
Basic	48,934	48,675	48,813	48,657
Diluted	48,934	48,970	48,813	50,296

Amounts attributable to Retail Ventures, Inc. common shareholders:
(Loss) income from continuing operations, net of tax	$(7,179)	$21,868	$(61,709)	$63,971
Discontinued operations, net of tax	23,332	(4,134)	33,990	(17,086)

Net income (loss)	$16,153	$17,734	$(27,719)	$46,885

SOURCE: Retail Ventures, Inc.